UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 6, 2020

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412 Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2020, Daseke, Inc. (the “Company”) appointed Rick Williams, age 54, as the Chief Operating Officer (“COO”) of the Company to replace Chris Easter, who continues to serve the Company as Chief Executive Officer and as a member of the Board of Directors.

Mr. Williams has worked in the trucking industry for over 34 years and has served in every operational role within the industry. From 1992 until his appointment as COO of the Company, Mr. Williams served as Chief Executive Officer and Chief Operating Officer of Central Oregon Truck Company (“COTC”), a North American truckload carrier and logistics service provider and a subsidiary of the Company. From 1992 to 2018, Mr. Williams also served COTC as President. Prior to that, Mr. Williams served as General Manager of a family run truckload carrier from 1986 to 1992. Mr. Williams is an active member of the Truckload Carriers Association (TCA) and the American Trucking Associations (ATA).

There are no family relationships between Mr. Williams and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no transactions between the Company and Mr. Williams that would require disclosure under Item 404(a) of Regulation S-K, except that Mr. Williams’ son, Luke Williams, serves as President of COTC, which is a subsidiary of the Company, and in such capacity, received a total of $250,000 in compensation in 2019 and participates in benefit plans generally available to COTC’s employees.

In connection with Mr. Williams’ appointment as the Company’s COO, on May 6, 2020, he and the Company entered into an Employment Agreement (the “Employment Agreement”). Also on May 6, 2020, in connection therewith, Mr. Williams was granted (1) a non-qualified option award with respect to 260,900 shares of the Company’s common stock (the “Target Award” and, the agreement memorializing such award, the “Target Award Agreement”); (2) a performance stock unit award with respect to 453,200 shares of the Company’s common stock (the “Turn-Around Award” and, the agreement memorializing such award, the “Turn-Around Award Agreement”); and (3) a non-qualified option award agreement with respect to 310,600 shares of the Company’s common stock (the “Promotion Award” and, the agreement memorializing such award, the “Promotion Award Agreement”), which were approved by the Compensation Committee of the Board of Directors of the Company.

The Employment Agreement provides that (1) Mr. Williams will serve as the Executive Vice President and COO of the Company and will perform the duties assigned to him by the Company’s Board of Directors or the Company’s Chief Executive Officer or their respective designees; (2) Mr. Williams’ employment will be on an at-will basis and there will be no fixed employment period; (3) Mr. Williams will be entitled to an annualized base salary of $525,000; (4) Mr. Williams will be eligible to earn an annual discretionary bonus with target value of 75% of his base salary; (5) Mr. Williams will be eligible to participate in the Company’s 2017 Omnibus Incentive Plan, as amended (the “Plan”), with a target annual award having a grant date fair value equal to 80% of Mr. Williams’ base salary (with the Target Award constituting such award for 2020); (6) Mr. Williams will receive the Turn-Around Award; (7) Mr. Williams will receive the Promotion Award; and (8) Mr. Williams will be entitled to receive a $300,000 retention award in cash if the Employment Agreement has not been terminated as of May 6, 2023.

Under the Employment Agreement, if Mr. Williams’ employment is terminated by the Company without Cause (as defined in the Employment Agreement) or if Mr. Williams resigns for Good Reason (as defined in the Employment Agreement), Mr. Williams will be entitled to, subject to his execution and non-revocation of a release of claims against the Company: (1) a severance amount equal to the sum of (A) 18 months of base salary plus (B) a pro rata portion of his target annual bonus for the year in which he is terminated; (2) up to 18 months of Company-subsidized COBRA coverage; and (3) the accelerated vesting of any outstanding equity awards, with performance-based conditions vesting on actual achievement of the applicable performance-based conditions, except for the Target Award, the Turn-Around Award and the Promotion Award, which provide for accelerated vesting in the circumstances described below. If Mr. Williams terminates the Employment Agreement for convenience after May 6, 2023, the Company may elect to pay Mr. Williams a severance payment equal to his monthly base salary for up to 18 months in order to extend the Prohibited Period (as defined in the Employment Agreement). If Mr. Williams’ employment is terminated due to his death or disability, he will be entitled to, subject to his execution and non-revocation of a release of claims against the Company: (i) a pro rata portion of his target annual bonus for the year in which he is terminated; and (ii) the accelerated vesting of any outstanding equity awards that would have vested in the year of termination, with performance-based conditions vesting on actual achievement of the applicable performance-based conditions, except for the Target Award, the Turn-Around Award and the Promotion Award, which provide for accelerated vesting in the circumstances described below.

The Employment Agreement also entitles Mr. Williams to the Company’s customary employee benefits and bounds him to restrictive covenants regarding confidentiality, non-competition and non-solicitation, and the Company’s ownership of intellectual property.

The Target Award Agreement provides for non-qualified stock options to purchase up to 260,900 shares of the Company’s common stock, with an exercise price of $1.41 per share (the closing price of the Company’s common stock on May 6, 2020), which options are scheduled to vest in three equal annual installments, subject to Mr. Williams’ continued employment. The unvested portion of the Target Award will become vested in full upon (1) a Change in Control (as defined in the Plan) if no replacement award is provided; (2) Mr. Williams’ termination without Cause (as defined in the Employment Agreement); or (3) Mr. Williams’ resignation for Good Reason (as defined in the Employment Agreement). If Mr. Williams’ employment terminates due to his death or disability, the unvested portion of the Target Award that would have vested in the year of termination will become vested.

The Turn-Around Award Agreement provides for 453,200 performance stock units that are eligible to vest at the end of a three-year performance period subject to the achievement of specified stock price hurdles and Mr. Williams’ continued employment. Upon (1) a Change in Control (as defined in the Plan) if no replacement award is provided; (2) Mr. Williams’ termination without Cause (as defined in the Employment Agreement); (3) Mr. Williams’ resignation for Good Reason (as defined in the Employment Agreement); or (4) Mr. Williams’ death or disability, the Turn-Around Award will vest based on actual achievement of the applicable performance-based conditions.

The Promotion Award Agreement provides for non-qualified stock options to purchase up to 310,600 shares of the Company’s common stock, with an exercise price of $1.41 per share (the closing price of the Company’s common stock on May 6, 2020), which options are scheduled to vest in three equal annual installments, subject to Mr. Williams’ continued employment. The unvested portion of the Promotion Award will become vested in full upon (1) a Change in Control (as defined in the Plan) if no replacement award is provided; (2) Mr. Williams’ termination without Cause (as defined in the Employment Agreement); or (3) Mr. Williams’ resignation for Good Reason (as defined in the Employment Agreement). If Mr. Williams’ employment terminates due to his death or disability, the unvested portion of the Promotion Award that would have vested in the year of termination will become vested.

If the Plan does not contain a sufficient number of shares to cover the Company’s obligations under the Target Award, Turn-Around Award or Promotion Award, the awards will be settled in cash.

The foregoing descriptions of the material terms of the Employment Agreement, Target Award Agreement, Turn-Around Award Agreement and Promotion Award Agreement are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement, Target Award Agreement, Turn-Around Award Agreement and Promotion Award Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

May 12, 2020	By:	/s/ Christopher Easter
	Name:	Christopher Easter
	Title:	Chief Executive Officer and Director